SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant toss.240.14a-12

PALMETTO BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Preliminary Draft

Subject to Revision

306 EAST NORTH STREET

GREENVILLE, SOUTH CAROLINA 29601

(800) 725-2265

                , 2009

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on Tuesday, September 15, 2009 at 10:00 a.m. at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina.

The attached Notice of Special Meeting of the Shareholders and Proxy Statement describe the formal business to be acted upon at the Special Meeting. As a shareholder, you will be asked to approve (i) an amendment to our Articles of Incorporation to authorize the Board of Directors to issue up to 2,500,000 shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class, or one or more series within the class, as may be set by the Board of Directors, and (ii) an amendment to our Articles of Incorporation to revise and clarify the denial of preemptive rights provision in the Company’s Articles of Incorporation.

As you may recall, we previously submitted a proposal to amend our Articles of Incorporation to authorize preferred stock at our 2009 Annual Meeting of Shareholders. The proposal was not approved at our Annual Meeting of Shareholders, but your Board of Directors believes that authorizing the Board of Directors to approve the issuance of preferred stock is important enough to the Company that your Board of Directors has decided to call a special meeting of shareholders to again seek your approval.

Negative economic developments that began in the latter half of 2007, became more severe during 2008 and have continued in 2009, have negatively impacted the Company’s performance and financial condition. To strengthen the Company’s capital position, the Company may, among other things, undertake a capital raising transaction. The Board of Directors believes that it is in the best interests of the Company and its shareholders for the Company to supplement its authorized common stock by creating an undesignated class of preferred stock to increase the Company’s flexibility in structuring potential capital raising transactions and other potential strategic transactions. The Board of Directors believes that it is desirable for the Board of Directors to have the authority to issue shares of preferred stock in the future without shareholder approval in order to provide the Company with greater speed and flexibility with respect to potential future transactions.

Accordingly, after careful consideration, management and your Board of Directors have determined that it is in the best interest of the Company and its shareholders for the Board of Directors to be given the authority to issue preferred stock with terms set by the Board of Directors on short notice, especially during periods of unsettled economic conditions such as those that we are currently experiencing.

Article Seven of the Company’s Articles of Incorporation denies preemptive rights for the holders of the Company’s common stock. While the Company believes that Article Seven was intended to be and should be interpreted to be an election that the Company’s common shareholders not have preemptive rights, Article Seven was drafted at a time when the Company only had common stock authorized. In connection with the proposed authorization of preferred stock, management and your Board of Directors believe it to be in the best interests of the Company and its shareholders to revise Article Seven of the Articles of Incorporation to provide that the holders of shares of the Company, whether common or preferred, shall not have preemptive rights to purchase any shares of the Company, whether common or preferred.

Management and the Board of Directors strongly encourage your approval of the proposals to amend our Articles of Incorporation at the Special Meeting of Shareholders.

Your vote on these matters is extremely important to your Company. To ensure proper representation of your shares at the Special Meeting of Shareholders, please sign, date, and return the enclosed Proxy Card as soon as possible, even if you currently plan to attend the Special Meeting of Shareholders. This will not prevent you from voting in person but will ensure that your vote will be counted in the event that you are unable to attend.

On behalf of your Board of Directors, I would like to express our appreciation for your continued loyal support of your Company.

Sincerely,

L. LEON PATTERSON

Chairman and Chief Executive Officer

Preliminary Draft

Subject to Revision

PALMETTO BANCSHARES, INC.

306 East North Street

Greenville, South Carolina 29601

(800) 725-2265

NOTICE OF SPECIAL MEETING OF THE SHAREHOLDERS

TO BE HELD ON SEPTEMBER 15, 2009

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the “Special Meeting”) of Palmetto Bancshares, Inc., a South Carolina corporation (the “Company”), will be held at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina, on Tuesday, September 15, 2009, at 10:00 a.m., for the following purposes:

1.	To approve a proposed amendment to the Company’s Articles of Incorporation to authorize the issuance of up to 2,500,000 shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class, or one or more series within the class, as are set by the Board of Directors (the “Preferred Stock Amendment”);

2.	To approve a proposed amendment to the Company’s Articles of Incorporation to revise the denial of preemptive rights provision in the Company’s Articles of Incorporation to provide that the holders of shares of the Company, whether common or preferred, shall not have preemptive rights to purchase any shares of the Company, whether common or preferred (the “Preemptive Rights Amendment” and, together with the Preferred Stock Amendment, the “Amendments”);

3.	To grant the chairperson of the Special Meeting the authority to adjourn or postpone the Special Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to adopt the Amendments or (b) a quorum is not present at the Special Meeting; and

4.	To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

Only shareholders of record at the close of business on August 3, 2009, are entitled to notice of and to vote at the Special Meeting and any adjournment of the Special Meeting.

You are cordially invited and urged to attend the Special Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO PROMPTLY VOTE BY TELEPHONE, INTERNET, OR BY MAIL ON THE PROPOSALS PRESENTED, FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD FOR WHICHEVER VOTING METHOD YOU PREFER. IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. If you need assistance in completing your proxy, please call the Company at (800) 725-2265. If you are the record owner of your shares and attend the Special Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by the record owner of shares at any time before it is exercised by giving notice of revocation to our Corporate Secretary, or by returning a properly executed proxy with a later date at or before the meeting. If your shares are held in “street name” by your broker, you must follow the instructions you will receive from your broker to change or revoke your proxy.

The Company does not believe that its shareholders are entitled to dissenters’ rights in connection with either of the proposed Amendments. However, the Company’s shareholders may be entitled to assert dissenters’ rights if either Amendment to the Company’s Articles of Incorporation is approved and is filed with the South Carolina Secretary of State. Chapter 13 of the South Carolina Business Corporation Act, which addresses dissenters’ rights, is attached as Appendix C to the enclosed Proxy Statement.

We do not know of any other matters to be presented at the Special Meeting, but if other matters are properly presented, the persons named as proxy agents will vote on such matters in their discretion.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSALS.

By Order of the Board of Directors

, 2009	L. Leon Patterson Chairman and Chief Executive Officer

Preliminary Draft

Subject to Completion

PALMETTO BANCSHARES, INC.

306 East North Street

Greenville, South Carolina 29601

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

We are providing this Proxy Statement to our shareholders in connection with the solicitation of proxies by the Board of Directors of Palmetto Bancshares, Inc. (the “Company”) for use at a Special Meeting of Shareholders (the “Special Meeting”) to be held on Tuesday, September 15, 2009 at 10:00 a.m. at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina, and at any postponement or adjournment thereof. Throughout this Proxy Statement, we use terms such as “we,” “us,” “our” and “our Company” to refer to Palmetto Bancshares, Inc., and terms such as “you” and “your” to refer to our shareholders.

A Notice of Special Meeting is attached to this Proxy Statement and a form of proxy is enclosed. We first began mailing this Proxy Statement to shareholders on or about             , 2009. We are paying the costs of this solicitation of proxies and other expenses associated with the Special Meeting. Solicitation of proxies may be made by mail or personal contact, including by telephone, or other electronic means by our directors, officers and regular employees, who will not be specially compensated. We intend to request that brokerage houses, nominees, fiduciaries and other custodians forward solicitation materials to beneficial owners of our common stock and obtain their voting instructions, if necessary, and we will reimburse them for their expenses.

GENERAL INFORMATION

Purpose of the Meeting

The purpose of the Special Meeting is to (i) vote on an amendment to our Articles of Incorporation to authorize the issuance of 2,500,000 shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of each class (and any series within a class) of preferred stock, as are set by the Board of Directors (the “Preferred Stock Amendment”); (ii) vote on an amendment to our Articles of Incorporation to revise the denial of preemptive rights provision in the Company’s Articles of Incorporation to provide that the holders of shares of the Company, whether common or preferred, shall not have preemptive rights to purchase any shares of the Company, whether common or preferred (the “Preemptive Rights Amendment”), and (iii) act upon such other matters as may properly come before the Special Meeting or any adjournment thereof. We sometimes refer to the Preferred Stock Amendment and the Preemptive Rights Amendment described above collectively as the “Amendments.”

Quorum and Voting

The Company’s only voting security is its common stock, each share of which entitles the holder thereof to one vote on the matters to come before the Special Meeting. Shareholders of the Company do not have cumulative voting rights. The Company does not believe that its shareholders are entitled to dissenters’ rights in connection with either of the proposed Amendments. However, the Company’s shareholders may be entitled to assert dissenters’ rights if either Amendment to the Company’s Articles of Incorporation is approved and is filed with the South Carolina Secretary of State. Chapter 13 of the South Carolina Business Corporation Act, which addresses dissenters’ rights, is attached as Appendix C.

At the close of business on August 3, 2009 (the “Record Date”), the Company had issued and outstanding             shares of common stock, which were held of record by approximately                     persons. Notwithstanding the Record Date specified above, the Company’s stock transfer books will not be closed and shares of the common stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

The presence in person or by proxy of the holders of 51% of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. If a share is represented for any purpose at the Special Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called “broker non-votes”), will be included in determining the number of votes present or represented at the Special Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. Whether or not a quorum has been established, the chairperson of the meeting shall have the authority to adjourn the meeting at his discretion, including, if necessary, to solicit additional proxies in the event that there are not sufficient affirmative votes at the time of the Special Meeting to adopt the Amendments. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Company’s bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

If a quorum is present at the Special Meeting, approval of each Amendment will require the affirmative vote of two-thirds of our outstanding common stock as of the Record Date, or at least             shares. Our directors and executive officers own approximately     % of our outstanding shares, and they have indicated that they intend to vote their shares “FOR” the Amendments. If a quorum is present, approval of the proposal for the chairperson of the Special Meeting to have the authority to adjourn or postpone the Special Meeting if necessary to solicit additional proxies and any other matters that may be considered and acted upon at the Special Meeting will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter.

Actions to be Taken by Proxies

If a shareholder submits a proxy but does not specify how he would like it to be voted, the proxy will be voted “FOR” the approval of the Preferred Stock Amendment to authorize the issuance of preferred stock, “FOR” the approval of the Preemptive Rights Amendment to revise and clarify the denial of preemptive rights provision in our Articles of Incorporation, and “FOR” the chairperson of the Special Meeting to have the authority to adjourn or postpone the Special Meeting to solicit additional proxies. A record shareholder’s failure to execute and return a proxy card or otherwise to vote at the Special Meeting will have the same effect as a vote “AGAINST” the Preferred Stock Amendment to authorize the issuance of preferred stock and “AGAINST” the Preemptive Rights Amendment to revise and clarify the denial of preemptive rights provision in our Articles of Incorporation. If a record shareholder abstains from voting, the abstention will also have the effect of a vote “AGAINST” the Preferred Stock Amendment to authorize the issuance of preferred stock and “AGAINST” the Preemptive Rights Amendment to to revise and clarify the denial of preemptive rights provision in our Articles of Incorporation. Failure of a shareholder whose shares are held in street name to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote “AGAINST” the Preferred Stock Amendment to authorize the issuance of preferred stock and “AGAINST” the Preemptive Rights Amendment to revise and clarify the denial of preemptive rights provision in our Articles of Incorporation. Abstentions and broker non-votes will not affect the approval of the adjournment proposal or, to our knowledge, any other matter of business that may be brought before the Special Meeting. As to any other matter of business that may be brought before the Special Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

Accordingly, our Board of Directors urges you to complete, date, and sign the accompanying proxy form, or such other document as your broker or other nominee instructs you to use if your shares are held in “street name,” and return it promptly according to the terms of the proxy card.

Revocation of Proxy

Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the Special Meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Special Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Palmetto Bancshares, Inc., 306 East North Street, Greenville, South Carolina 29601, Attention: Corporate Secretary. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

Voting Procedures

Voting by Record Shareholders

If you are a shareholder of record, you can also attend the Special Meeting and vote in person. If you hold your shares of record in your own name, you can vote your shares in any manner specified on the attached proxy card, including marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope. If you are a shareholder of record and sign, date, and return your proxy card without indicating how you want to vote, your proxy will be voted “FOR” approval of the Amendments and “FOR” the chairperson of the Special Meeting to have the authority to adjourn or postpone the Special Meeting to solicit additional proxies.

Internet and Telephone Voting by Record Shareholders

You may also vote by Internet or telephone. If you vote using the Internet or telephone, you do not need to return your proxy card. We have designed telephone and Internet voting procedures that authenticate your identity as a shareholder, allow you to give your voting instructions and confirm that your instructions have been properly recorded. The deadline for telephone and Internet voting is 3:00 a.m. Eastern Time on September 15, 2009. See the enclosed proxy card for instructions regarding Internet and telephone voting by record shareholders.

Voting by Shareholders whose Shares are held in “Street Name”

If you hold your shares in street name with a broker or other nominee, you can direct their vote by submitting voting instructions to your broker or nominee in accordance with the procedure on the voting card provided by your broker or nominee. If you hold your shares in street name, you may attend the Special Meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

Brokers or other nominees will not have the authority to vote shares they hold for you in street name on the Amendments unless you give them specific instructions on how to vote following the directions they have provided to you with this Proxy Statement. Although valid proxies submitted by brokers or other nominees that hold shares in street name as record owners and as to which no vote is marked (so-called “broker non-votes”) will be included in determining the number of votes present or represented at the Special Meeting for purposes of determining a quorum, the shares will not be voted on the Amendments and will have the same effect as votes “AGAINST” the Amendments. Broker non-votes will not affect the approval of the adjournment proposal or, to our knowledge, any other matter of business that may be brought before the Special Meeting.

Potential Rights of Dissenting Shareholders

The Company does not believe that its shareholders are entitled to dissenters’ rights in connection with either of the proposed Amendments. However, the Company’s shareholders may be entitled to assert dissenters’ rights if either Amendment to the Company’s Articles of Incorporation is approved and is filed with the South Carolina Secretary of State. Chapter 13 of the South Carolina Business Corporation Act, which addresses dissenters’ rights, is attached as Appendix C. If you are a holder of common stock and wish to assert a right to dissent from one or both of the proposed Amendments, you must properly exercise your asserted rights according to the procedures in the South Carolina dissenters’ rights statute. If you seek to dissent and the Amendment with respect to which you properly seek to exercise dissenters’ rights is approved by the other shareholders and is filed by the Company with the Secretary of State of South Carolina, we may be required to pay you the fair value of the shares with respect to which you have properly exercised dissenters’ rights, and you would no longer be a holder of such shares. However, the Company believes that its shareholders are not entitled to dissenters’ rights in connection with either of the proposed Amendments. Any shareholder that desires to assert dissenters’ rights should not vote in favor of the Amendment with respect to which such shareholder wishes to assert dissenters’ rights and must file a written notice of intent to demand payment for his or her applicable shares with the Corporate Secretary of the Company before the vote is taken at the Special Meeting. A vote against approval of an Amendment would not, in and of itself, satisfy the procedural requirements of the South Carolina dissenters’ rights statute. A copy of Chapter 13 of the SCBCA is attached as Appendix C to this Proxy Statement. This statute sets forth the rights of shareholders who wish to assert dissenters’ rights with respect to one or both of the Amendments. This is a technical statute and requires that a shareholder take certain actions by specified dates in order properly to dissent. If you are interested in seeking to assert dissenters’ rights, we urge you to read this statute carefully and to consult with your own legal counsel to determine whether you are entitled to dissent and so as to be in strict compliance with the statute.

Effectiveness of Proposed Amendments

If either the proposed Preferred Stock Amendment or the Preemptive Rights Amendment is approved by the affirmative vote of two-thirds of the shares of common stock outstanding on the Record Date, such Amendment will become effective if, and when, Articles of Amendment effecting such Amendment are filed by the Company with the Secretary of State of South Carolina. Approval of the Amendments by the shareholders will not require that the Articles of Amendment be filed, and our Board of Directors may decide to delay the filing of either Amendment or abandon and not file either Amendment after shareholder approval.

The Board of Directors has expressly conditioned its submission of the Amendments to a vote by the Company’s shareholders on the Board of Directors’ right to delay the filing of either Amendment or to abandon and not file either Amendment after shareholder approval. The Board of Directors would make any such decision to delay or abandon the filing of either Amendment in the exercise of its fiduciary duties and based on the facts and circumstances known to the Board of Directors at the time of its decision(s).

PROPOSAL NO. 1:

THE PREFERRED STOCK AMENDMENT

The Proposed Preferred Stock Amendment

Our Board of Directors has proposed an amendment of our Articles of Incorporation to authorize 2,500,000 shares of preferred stock, $0.01 par value per share. The Preferred Stock Amendment, which is set forth in Appendix A to this Proxy Statement, is being proposed for the purpose of authorizing the preferred stock.

Our Articles of Incorporation currently authorize only the issuance of common stock. The Preferred Stock Amendment will vest in the Board of Directors the authority to issue the preferred stock in one or more classes or series and, to the extent permitted by law, fix and determine the preferences, limitations and relative rights of the shares of any class or series so established. Provisions in a company’s articles of incorporation authorizing preferred stock in this manner give a board of directors the flexibility, at any time or from time to time, without further shareholder approval (except as may be required by then applicable laws, regulatory authorities or the rules of any stock exchange on which our securities may then be listed), to create one or more classes or series of preferred stock and to determine by resolution the terms of each such class or series. Shareholders are being asked to approve the proposed Preferred Stock Amendment at the Special Meeting.

Current Capitalization of the Company

The Company’s Articles of Incorporation currently authorize the Company to issue up to 25,000,000 shares of common stock. The Company’s Articles of Incorporation currently do not authorize the Company to issue any shares of preferred stock.

Description of the Common Stock of the Company

Voting

The Articles of Incorporation provide that except where otherwise provided in the Articles of Incorporation or bylaws, the holders of common stock of the Company possess exclusive voting rights in the Company. On matters submitted to the common shareholders of the Company for a vote, the holders of common stock are entitled to one vote for each share held. Shareholders do not have cumulative voting rights.

Dividends

Holders of shares of common stock are entitled to receive dividends declared on our common stock by the Board of Directors out of funds legally available for distribution. The ability of the Company to pay dividends depends on the ability of the Bank to pay dividends to the Company, which is subject to limitations provided by law and by banking regulations.

Liquidation Rights

In the event of a liquidation or dissolution of the Company, the holders of shares of common stock are entitled to receive the net assets of the Company, ratably in proportion to the number of shares of common stock held by them, after payment or provision for payment of all debts and liabilities of the Company and satisfaction of any liquidation preferences that may be granted to any holders of preferred stock (if preferred stock is authorized and issued).

Authority of the Board of Directors to Issue Preferred Stock

If the Preferred Stock Amendment is approved and filed by the Company with the South Carolina Secretary of State, then the Company will be authorized to issue 2,500,000 shares of preferred stock. The Board of Directors would then be able to determine whether, when, and on what terms to issue the shares of preferred stock without further action by the Company’s shareholders, unless shareholder approval is required by then applicable law, or the rules on which our securities may then be listed, in connection with a particular transaction.

If the Board of Directors authorizes the Company to issue a class or series of preferred stock, the Board of Directors will have the discretion to designate the rights, privileges, and preferences of the class or series of preferred stock.

Purpose of the Preferred Stock Amendment

Companies frequently use preferred stock as a means of raising capital and making acquisitions. In some financing transactions, the terms of the securities that are issued are highly negotiated and tailored to meet the needs of the investors and the issuing company. The terms of those securities commonly include a liquidation preference, a dividend preference, a right to convert the securities to common stock, and other protections and rights not found in common stock.

If a company is authorized to issue preferred stock, the board of directors of the company, without shareholder approval, can designate a series of preferred stock to issue in connection with a financing transaction and can designate the rights, privileges, and preferences of the series of preferred stock to meet the negotiated terms of the transaction.

The Board of Directors believes that it is in the best interests of the Company and its shareholders for the Company to supplement its authorized common stock by creating an undesignated class of preferred stock to increase the Company’s flexibility in structuring capital raising transactions and other strategic transactions. In addition, the Board of Directors believes that it is desirable for Board of Directors to have the authority to issue shares of preferred stock without shareholder approval to provide greater speed and flexibility with respect to future transactions.

Negative developments that began in the latter half of 2007, became more severe during 2008 and have continued in 2009, in the global credit and securitization markets have resulted in unprecedented volatility and disruption in the financial markets and a general economic downturn. Global securities markets, and bank holding companies and their stock prices in particular, have been negatively affected, as has the ability of banks and bank holding companies to raise capital or borrow in the debt markets. The Company’s performance and financial condition has been negatively affected by these developments. To strengthen the Company’s capital position, the Company may pursue potential capital raising alternatives, which could include the issuance of a class or series of preferred stock. As of the date of this Proxy Statement, the Company does not have any arrangements, agreements or commitments to sell any preferred stock. If the Company decides to offer any securities in a transaction that is not registered under the Securities Act of 1933, as amended (the “Securities Act”), such securities could not be offered or sold in the United States (the “U.S.”) absent registration or an applicable exemption from registration. Absent an exemption from registration, the offer and sale of any such securities would be subject to the Company’s filing with the Securities and Exchange Commission (the “SEC”) a registration statement in compliance with the Securities Act, and the SEC declaring such registration statement effective. This disclosure is not intended to, and does not, constitute an offer of any securities for sale.

If the U.S. Department of Treasury (the “Treasury”) offers financing opportunities in the future, the Company may seek to participate in such programs. The Board of Directors may determine that participation in such opportunities would enhance the capital levels of the Company and the Bank or that the Company’s failure to participate in future financing opportunities would place the Company at a competitive disadvantage with respect to its competitors that elect to participate. Whether the Company will participate in any future financing opportunities may depend, among other things, on acceptance by the Treasury into a particular financing program, the terms of the financing, the Company’s financial position at that time, the cost to the Company of alternative capital at that time, and the Company’s strategy at that time for the use of additional capital. In June of 2009, the Company submitted an application to participate in the Treasury’s Capital Assistance Program. Upon further consideration, the Company has withdrawn its application.

If the Company’s shareholders approve the Preferred Stock Amendment and the Company is authorized to issue preferred stock, the Board of Directors will have the flexibility in the future to participate in government financing programs without obtaining shareholder approval. In addition, the Board of Directors, without shareholder approval, could authorize the Company to issue preferred stock in connection with other financing transactions or strategic transactions. There can be no assurances that the Company will participate in any governmental financing program or that it will complete any other financing or strategic transactions.

Even if the Preferred Stock Amendment is not approved by the Company’s shareholders, the Company could participate in the future in a governmental financing program or issue preferred stock in connection with another financing transaction or strategic transaction. In such case, however, the Company would be required to obtain shareholder approval at that time to authorize the Company to issue preferred stock in connection with the transaction.

Effect of the Proposed Preferred Stock Amendment

Authority of the Board of Directors

If the Preferred Stock Amendment is approved, the Board of Directors will be authorized to issue preferred stock, from time to time, with full, limited or no voting power, and with all the designations, preferences and relative, participating, optional or special voting or other rights, and qualifications, limitations or other restrictions upon the preferred stock, as may be provided in resolutions adopted by the Board of Directors. The authority of the Board of Directors will include, but is not limited to, the determination or filing of the following with respect to shares of any class or series of preferred stock:

•	The distinctive designation of and the number of shares (up to the number of shares authorized) of any class or series of preferred stock;

•	The rate and time at which, and the terms and conditions upon which, dividends shall be paid and whether such dividends shall be cumulative or noncumulative;

•	Whether the shares will be convertible into or exchangeable for shares of any other class or series of stock and the terms and conditions of the conversion or exchange;

•	Whether the shares will be subject to redemption, and the redemption price or prices, and the time or times at which, and the terms and conditions upon which, the shares may be redeemed;

•	The rights, if any, of the holders of the shares upon the voluntary or involuntary liquidation of the Company;

•	The terms of the sinking fund or redemption or purchase account, if any, to be provided for the shares; and

•	The voting powers, full or limited, if any, of the holders of the shares.

Without limiting the foregoing, and notwithstanding anything to the contrary in the Company’s Articles of Incorporation with respect to directors generally, whenever the holders of one or more class or series of preferred stock issued by the Company shall have the right, voting separately or together by class or series, to elect one or more directors at an annual or special meeting of shareholders, the election, term of office, removal, filling of vacancies and other features of such directorship shall be governed by the rights of such preferred stock as provided in the resolutions adopted by the Board of Directors and filed as articles of amendment governing such class or series.

Impact of Issuance of Preferred Stock on Existing Shareholders

The Company is unable to determine the actual impact of the issuance of any class or series of preferred stock on the holders of common stock of the Company until the Board of Directors designates the rights, privileges, and preferences of a class or series of preferred stock. The Board of Directors will have the authority to establish the specific terms of the preferred stock.

However, it is likely that the holders of shares of preferred stock, if issued, would have certain rights that are superior to the rights of the holders of the Company’s common stock, including, without limitation, rights with respect to dividends and distributions upon a liquidation or dissolution of the Company. The terms of the preferred stock might, among other things:

•	Restrict the Company’s ability to pay dividends to the holders of common stock or the amount of dividends that the Company can pay to the holders of common stock;

•	Restrict the Company’s ability to repurchase outstanding common stock;

•	Dilute the voting power of the holders of common stock;

•	Dilute the equity interests and voting power of the holders of common stock if the preferred stock is convertible into common stock; and

•

Restrict the distribution of assets to the holders of common stock upon a liquidation or dissolution of the Company until the Company satisfies any liquidation preference granted to the holders of preferred stock.

Potential Anti-Takeover Effect

The Preferred Stock Amendment could adversely affect the ability of third parties to take over or change the control of the Company. The authorization or issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Company.

The Board of Directors has no present intention of issuing any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. The Board of Directors could, in the exercise of its fiduciary duties to the Company and its shareholders, determine to issue preferred stock for such purposes in the future. The Board of Directors may also issue preferred stock for capital-raising activities or other corporate purposes that have the effect of making an acquisition of the Company materially more difficult or costly, as could be the case if the Board of Directors were to issue additional common stock for such purposes.

The Board of Directors believes that the authorization of the preferred stock is in the best interest of the Company and its shareholders because it would provide flexibility for future capital-raising transactions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PREFERRED STOCK AMENDMENT.

PROPOSAL NO. 2:

THE PREEMPTIVE RIGHTS AMENDMENT

The Proposed Preemptive Rights Amendment

Section 33-6-300 of the South Carolina Business Corporation Act provides, in part, that “unless a statement is included in the articles of incorporation that ‘the corporation elects not to have preemptive rights’ (or words of similar import),” the shareholders of a corporation, other than holders of shares of any class without general voting rights but with preferential rights to distributions or assets, have preemptive rights with respect to certain securities offerings. Under the South Carolina Business Corporation Act, holders of shares of any class with general voting rights but without preferential rights to distributions or assets, such as common shares, have no preemptive rights with respect to shares of any class with preferential rights to distributions or assets, unless the shares with preferential rights are convertible into or carry a right to subscribe for or acquire shares without preferential rights.

Article Seven of our current Articles of Incorporation states the following:

“ARTICLE SEVEN: PREEMPTIVE RIGHTS DENIED

The holders of shares of common stock shall have no preemptive rights to purchase or subscribe to (a) any unissued shares of any common stock of the Corporation or (b) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities that may be sold by the Corporation.”

The proposed Preemptive Rights Amendment would replace the current text of Article Seven with the following:

“ARTICLE SEVEN: PREEMPTIVE RIGHTS DENIED

The Corporation elects not to have preemptive rights.”

Although the Company believes the existing denial of preemptive rights provision set forth in Article Seven of its Articles of Incorporation was intended to and should be interpreted to be an election that the Company’s common shareholders not have preemptive rights, Article Seven was drafted at a time when the Company only had common stock authorized. In connection with the proposed Preferred Stock Amendment, the Board of Directors believes it to be in the best interests of the Company and its shareholders to revise Article Seven of the Articles of Incorporation to clarify and provide that the holders of shares of the Company, whether common or preferred, shall not have preemptive rights to purchase any shares of the Company, whether common or preferred. The proposed Preemptive Rights Amendment would:

•	result in preferred shareholders not having any preemptive rights, unless otherwise expressly provided in the terms of the class, or any series of the class, as set by the Board of Directors; and

•	clarify and confirm that the Company’s common shareholders do not have preemptive rights to purchase any shares of the Company, whether common or preferred.

The proposed Preemptive Rights Amendment is set forth in Appendix B to this Proxy Statement.

Purpose of the Preemptive Rights Amendment

Preemptive rights were originally developed in the United States during the 19th century. The original purpose of preemptive rights was to prevent a company or a majority of shareholders of a company from diluting a minority shareholder’s interest. In general, preemptive rights provide that the shareholders of a company have a preemptive right, granted on uniform terms and conditions prescribed by the board of directors to provide an opportunity to exercise the right, to acquire proportional amounts of the company’s unissued shares upon the decision of the board of directors to issue them. Although these rights may be beneficial in the context of a small, privately held company, preemptive rights can add delay, cost and potential uncertainty to a larger, publicly held company’s ability to raise capital or issue securities in connection with various corporate activities.

For a company with a large number of shareholders, such as Palmetto Bancshares, it could be costly and time consuming to have to notify each shareholder of preemptive rights, and the process could cause delays in any stock issuance. In addition, preemptive offerings to shareholders can require registration with the SEC, which can add costs and potentially significant delays. The delays and complications associated with preemptive rights can prevent a company from being able to quickly take advantage of favorable market conditions and can prevent a company from successfully pursuing certain capital raising alternatives.

Given the size of our Company and the characteristics of our shareholder base, the Board of Directors believes it be in the best interests of the Company and its shareholders to revise Article Seven of the Articles of

Incorporation to provide that the holders of shares of the Company, whether common or preferred, shall not have preemptive rights to purchase any shares of the Company, whether common or preferred.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PREEMPTIVE RIGHTS AMENDMENT.

SELECTED ADDITIONAL MATTERS RELATED TO CHANGES OF CONTROL

Articles of Incorporation Requirement for Mergers, Consolidations, Exchanges, or Sales of Assets Involving a Related Corporation

The Company’s Articles of Incorporation provide that a merger or consolidation with, or a securities issuance, the sale of all, or a significant part of, our property and assets to, a related corporation (which is generally defined as a corporation that is an affiliate or a 10% shareholder of the Company) must be approved by the affirmative vote of holders of 80% of our outstanding shares, unless at the time of such approval no related person (as defined in the Articles of Incorporation) beneficially owns 10% or more of our outstanding common stock or at least two-thirds of the members of the Board of Directors have approved and proposed the transaction. Consequently, unless two-thirds of our directors favor such a plan or resolution, it may be very difficult to effect any such transaction.

Business Combination Statute

The South Carolina business combinations statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a “business combination” (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation’s board of directors before the 10% shareholder’s share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law. Our Articles of Incorporation do not contain such a provision. An amendment of our Articles of Incorporation to that effect would, however, permit a business combination with an interested shareholder although that status was obtained prior to the amendment. This statute would apply to us as long as we continue to have a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

Control Share Acquisitions Statute

The South Carolina law also contains provisions that, under certain circumstances, would preclude an acquiror of the shares of a South Carolina corporation who crosses one of three voting thresholds (20%, 33-1/3% or 50%) from obtaining voting control with respect to such shares unless a majority in interest of the disinterested shareholders of the corporation votes to accord voting power to such shares.

The legislation provides that, if authorized by the articles of incorporation or bylaws prior to the occurrence of a control share acquisition, the corporation may redeem the control shares if the acquiring person has not complied with certain procedural requirements (including the filing of an “acquiring person statement” with the corporation within 60 days after the control share acquisition) or if the control shares are not accorded full voting rights by the shareholders. We are not authorized by our Articles of Incorporation or bylaws to redeem control shares.

The provisions of the Control Share Acquisitions Act will only apply to us as long as we continue to have a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

Classified Board of Directors

Our Articles of Incorporation and bylaws could also make it difficult for anyone to purchase us without the approval of our Board of Directors. For example, our Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms with approximately one-third of the Board of Directors elected at each annual meeting of shareholders. This classification of directors makes it more difficult for shareholders to change the composition of the Board of Directors. As a result, at least two annual meetings of shareholders would be required for the shareholders to change a majority of the directors, whether or not a change in the Board of Directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.

PROPOSAL NO. 3:

APPROVAL OF POTENTIAL ADJOURNMENT OR POSTPONEMENT

OF THE SPECIAL MEETING

A proposal may be submitted to shareholders at the Special Meeting to authorize the chairperson of the Special Meeting to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in the event (a) there are not sufficient affirmative votes present at the time of the Special Meeting to adopt the Amendments, or (b) a quorum is not present at the time of the Special Meeting. Any adjournment or postponement of the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

The affirmative vote of a majority of the shares represented at the Special Meeting and entitled to vote is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 3.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

A shareholder who wishes to present a proposal for inclusion in the Proxy Materials relating to the Company’s Annual Meeting of Shareholders to be held in 2010 should ensure that such proposal is received by the Company’s Corporate Secretary at its principal executive offices, 306 East North Street, Greenville, South Carolina, 29601, no later than December 21, 2009. After that date, the proposal will not be considered timely. Shareholders submitting proposals for inclusion in the Proxy Statement must comply with the proxy rules under the Securities Exchange Act of 1934.

If a shareholder desires to make a proposal at an annual meeting and does not intend to include the proposal in the Company’s Proxy Statement, the Company’s bylaws require that the shareholder submit information regarding the proposal, together with the proposal, to the Company at least 45 days prior to the annual meeting of shareholders at which such proposal is to be presented.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Persons and groups beneficially owning in excess of 5% of the Company’s common stock are required to file reports with the SEC disclosing their ownership pursuant to the Securities Exchange Act of 1934. Based upon these reports, the following table sets forth, as of July 17, 2009, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of the Company’s common stock. As of July 17, 2009, the registrant knows of no persons, other than L. Leon Patterson, who beneficially owned more than 5% of the outstanding shares of the Company’s common stock. The information summarized in the following table is exclusively based on these reports.

The following table also sets forth, as of July 17, 2009, information as to the shares of the Company’s common stock beneficially owned by (a) all directors and nominees for director, (b) the registrant’s named executive officers and (c) all executive officers and directors of the Company as a group.

The address of all persons listed in the following table is 306 East North Street, Greenville, South Carolina 29601.

Name of Beneficial Owner	Amount of Common Stock Beneficially Owned (#)		Common Stock Subject to a Right to Acquire (1) (#)	Percent of Common Stock (2) (%)
Directors

Employee Directors
L. Leon Patterson	566,669	(4)	—	8.8
Paul W. Stringer	75,000	(5)	—	1.2

Nonemployee Directors
W. Fred Davis, Jr.	37,711	(6)	—	(3)
David P. George, Jr.	15,511		—	(3)
Michael D. Glenn	16,730	(7)	—	(3)
John T. Gramling, II	19,000	(8)	—	(3)
John D. Hopkins, Jr.	49,500	(9)	—	(3)
Sam B. Phillips, Jr.	27,488	(10)	5,000	(3)
Albert V. Smith	1,836	(11)	3,000	(3)
Ann B. Smith	6,200	(12)	—	(3)
E. Keith Snead, III	19,295	(13)	—	(3)
Jane S. Sosebee	2,590	(14)	3,000	(3)
L. Stewart Spinks	2,100		1,000	(3)
J. David Wasson, Jr.	12,800	(15)	—	(3)

Named Executive Officers for 2008
George A. Douglas, Jr.	17,700	(16)	24,000	(3)
W. Michael Ellison	8,530	(17)	1,500	(3)
Teresa W. Knight	32,200	(18)	22,010	(3)

Selected Executive Officers for 2009
Samuel E. Erwin	—	(19)	—	(3)
Lee S. Dixon	100	(20)	—	(3)
Lauren S. Greer	250	(21)	3,000	(3)
Directors and Executive Officers as a Group (21 people)	911,210		62,510	15.1

(1)	The shares in this column represent equity incentive compensation awards exercisable within 60 days of the close of business on the Record Date.

(2)	The percentages of beneficial ownership have been calculated based on 6,446,090 outstanding shares of the Company’s common stock (outstanding as of July 17, 2009).

(3)	Beneficial ownership does not exceed one percent of the class.

(4)	Of these shares of common stock beneficially owned, 31,490 shares are held in Mr. Patterson’s 401(k) account, Mr. Patterson’s wife owns 54,014 shares, and Mr. Patterson’s wife and her mother own 20,537 shares. Mr. Patterson is also a Named Executive Officer of the Company. Mr. Patterson serves as the Chairman and Chief Executive Officer of the Company.

(5)	The number of shares of common stock beneficially owned by Mr. Stringer includes 15,000 shares held in his 401(k) account. Mr. Stringer was also a Named Executive Officer of the Company for 2008. Mr. Stringer served as the President and Chief Operating Officer of the Company and Chairman of the Bank until his retirement on June 30, 2009.

(6)	The number of shares of common stock beneficially owned by Mr. Davis includes 14,800 shares owned with his wife, 15,209 shares held in an IRA account, 2,934 shares held by his wife in an IRA account, and 60 shares owned by his wife.

(7)	The number of shares of common stock beneficially owned by Mr. Glenn includes 9,500 shares held in an IRA account.

(8)	The number of shares of common stock beneficially owned by Mr. Gramling includes 9,000 shares held in an IRA account.

(9)	The number of shares of common stock beneficially owned by Mr. Hopkins includes 5,000 shares held in an IRA account, and 250 shares held as custodian for each of his son and daughter. Additionally, 8,570 shares of Mr. Hopkins’ common stock are pledged to collateralize a loan.

(10)	20,500 shares of Mr. Phillips’ common stock are pledged to collateralize a loan.

(11)	1,000 shares of Mr. Smith’s common stock are pledged to collateralize a loan.

(12)	The number of shares of common stock beneficially owned by Ms. Smith includes 500 shares owned within trust accounts for her two sons, as to which she acts as custodian.

(13)	The number of shares of common stock beneficially owned by Mr. Snead includes 4,034 total shares owned within separate trust accounts for his two sons and one daughter, as to which he acts as custodian. Also included are 1,510 shares owned by Mr. Snead’s wife and 1,575 shares in a trust for which he serves as trustee.

(14)	The number of shares of common stock beneficially owned by Ms. Sosebee includes 990 held in her name as trustee for the benefit of herself and 1,500 shares held in her husband’s name as trustee for the benefit of her husband.

(15)	The number of shares of common stock beneficially owned by Mr. Wasson includes 5,400 shares owned with his wife.

(16)	The number of shares of common stock beneficially owned by Mr. Douglas includes 264 shares owned with his wife and 1,436 shares held in an IRA account. 11,500 shares of Mr. Douglas’ common stock are pledged to collateralize a loan. Mr. Douglas is the Vice Chairman of Retail Banking for the Bank.

(17)	The number of shares of common stock beneficially owned by Mr. Ellison includes 30 shares held by him as custodian for his daughter. Additionally, 2,500 shares of Mr. Ellison’s common stock are pledged to collateralize a loan. Mr. Ellison is a commercial lending executive.

(18)	The number of shares of common stock beneficially owned by Ms. Knight includes 8,910 shares held in her 401(k) account and 2,120 shares owned with her husband. 5,000 shares of Ms. Knight’s common stock are pledged to collateralize a loan. Ms. Knight serves as the Chief Administrative Officer.

(19)	Mr. Erwin serves as the President and Chief Executive Officer of the Bank.

(20)	Mr. Dixon serves as the Chief Operating Officer of the Company and the Bank.

(21)	Mrs. Greer serves as the Chief Financial Officer of the Bank.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Special Meeting of shareholders. If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters. If you specify a different choice on your proxy, your shares will be voted in accordance with the specifications so made.

FORWARD LOOKING STATEMENTS

Statements contained in this Proxy Statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this Proxy Statement. The forward-looking statements are made as of the date of this Proxy Statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in our other current and subsequent filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

Only one copy of Proxy Materials is being delivered to two or more security holders who share an address. If your household has received only one copy of these Proxy Materials and you would prefer to receive separate copies of these documents, either now or in the future, please contact the Company via telephone at (800) 725-2265, through e-mail at bankinfo@palmettobank.com, or by sending written correspondence to 306 East North Street, Greenville, South Carolina, 29601 Attention: Investor Communications, and your address will be removed from the householding listing. If you are now receiving multiple copies of the Company’s Proxy Materials and you would like to have only one copy of these documents delivered to your household in the future, please contact the Company in the same manner.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of the Shareholders: This Proxy Statement is available at www.                    .com. Pursuant to new rules promulgated by the SEC, the Company has elected to provide access to its Proxy Materials by sending you a full set of Proxy Materials, including a proxy card, and by notifying you of the availability of its Proxy Materials on the Internet. In accordance with the SEC’s rules, you may also access the Company’s Proxy Materials at www.                    .com. If you choose to view Proxy Materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. Directions to the Special Meeting can be obtained by calling (800) 725-2265.

Appendix A

AMENDMENT TO

AUTHORIZE THE COMPANY TO ISSUE PREFERRED STOCK

Article Four of the Corporation’s Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

ARTICLE FOUR: STOCK

The Corporation shall have the authority, exercisable by its Board of Directors, to issue up to 25,000,000 shares of common stock, par value $5.00 per share, and to issue up to 2,500,000 shares of preferred stock, par value $.01 per share. The Board of Directors shall have the authority to specify the preferences, limitations and relative rights (within the limits set forth in Section 33-6-101 of the South Carolina Business Corporation Act of 1988, or any successor provision or redesignation thereof, as applicable) of the preferred stock or one or more series within the class of preferred stock. Without limiting the foregoing, and notwithstanding anything to the contrary in these Article of Incorporation with respect to directors generally, whenever the holders of preferred stock, or one or more series of preferred stock, issued by the Corporation shall have the right, voting separately or together by class or series, to elect one or more directors at an annual or special meeting of shareholders, the election, term of office, terms of removal, filling of vacancies and other features of such directorship(s) shall be governed by the rights of such preferred stock as set forth in the articles of amendment adopted by the Board of Directors that determines the preferences, limitations and relative rights of such class or series. Except as otherwise required by law, holders of preferred stock, including any series of preferred stock, shall be entitled only to such voting rights, if any, as shall be expressly granted thereto by these Articles of Incorporation. References to “these Articles of Incorporation” refer to the Corporation’s Articles of Incorporation, as the same shall be amended from time to time, including, without limitation, amendments adopted by the Board of Directors that determine the preferences, limitations and relative rights of the preferred stock or one or more series within the class of preferred stock.

A-1

Appendix B

AMENDMENT TO

REVISE AND CLARIFY THE DENIAL OF PREEMPTIVE RIGHTS PROVISION IN

THE COMPANY’S ARTICLES OF INCORPORATION

Article Seven of the Corporation’s Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

ARTICLE SEVEN: PREEMPTIVE RIGHTS DENIED

The Corporation elects not to have preemptive rights.

B-1

Appendix C

CHAPTER 13 OF THE SOUTH CAROLINA BUSINESS CORPORATION ACT

§ 33-13-101. Definitions.

In this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

(3) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

§ 33-13-102. Right to dissent.

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

(1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

(2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

(4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(i) alters or abolishes a preferential right of the shares;

(ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

(5) in the case of corporations which are not public corporations, the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;

(6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) Notwithstanding subsection (a), no dissenters’ rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

§ 33-13-103. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters’ rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

§ 33-13-200. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under Section 33-13-102 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(b) If corporate action creating dissenters’ rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Section 33-13-220.

§ 33-13-210. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under Section 33-13-102 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

§ 33-13-220. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under Section 33-13-102 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

(b) The dissenters’ notice must be delivered no later than ten days after the corporate action was taken and must:

(1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;

(2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

(3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not he or, if he is a nominee asserting dissenters’ rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

(4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

(5) be accompanied by a copy of this chapter.

§ 33-13-230. Shareholders’ payment demand.

(a) A shareholder sent a dissenters’ notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters’ rights) acquired beneficial ownership of the shares before the date set forth in the dissenters’ notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this chapter.

§ 33-13-240. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§ 33-13-250. Payment.

(a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b) The payment must be accompanied by:

(1) the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) a statement of the corporation’s estimate of the fair value of the shares and an explanation of how the fair value was calculated;

(3) an explanation of how the interest was calculated;

(4) a statement of the dissenter’s right to demand additional payment under Section 33-13-280; and

(5) a copy of this chapter.

§ 33-13-260. Failure to take action.

(a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Section 33-13-220 and repeat the payment demand procedure.

§ 33-13-270. After-acquired shares.

(a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters’ rights) was not the beneficial owner on the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

(b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter’s right to demand additional payment under Section 33-13-280.

§ 33-13-280. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation’s offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

(1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

(2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

(3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

§ 33-13-300. Court action.

(a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation’s principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

§ 33-13-310. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

(b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

(2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

(d) In a proceeding commenced by dissenters to enforce the liability under Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters’ counsel against the corporation and in favor of the dissenters.

REVOCABLE PROXY

PALMETTO BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

PROXY FOR HOLDERS OF COMMON STOCK

September 15, 2009

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints L. LEON PATTERSON and TERESA M. CRABTREE, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Special Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on September 15, 2009, or at any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Palmetto Bancshares, Inc. which the undersigned would be entitled to vote if personally present:

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE

VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

Ä	FOLD AND DETACH HERE	Ä

PALMETTO BANCSHARES, INC. — SPECIAL MEETING, SEPTEMBER 15, 2009

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/

You can vote in one of three ways:

1.	Call toll free 1-866-209-1657 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/defco2/controlI.jsp?app=plm and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

z			{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PALMETTO BANCSHARES, INC.	Special Meeting of Shareholders SEPTEMBER 15, 2009

	For	Against	Abstain
1. Approval to amend the Company’s Articles of Incorporation to	☐	☐	☐

     authorize the issuance of up to 2,500,000 shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class, or one ore more series within the class, as are set by the Board of Directors.

	For	Against	Abstain
2. Approval to amend the Company’s Articles of Incorporation to revise	☐	☐	☐

     the denial of preemptive rights provision in the Company’s Articles of Incorporation to provide that the holders of shares of the Company, whether common or preferred, shall not have preemptive rights to purchase any shares of the Company, whether common or preferred.

	For	Against	Abstain
3. Approval to grant the chairperson of the Special Meeting the	☐	☐	☐

     authority to adjourn or postpone the Special meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to adopt the amendment to the Company’s Articles of Incorporation or (b) a quorum is not present at the Special Meeting.

4.  In the discretion of the proxies upon such other business as may properly come before the Special Meeting and matters incidental to the conduct of the Special Meeting. (Management at present knows of no other business to be brought before the meeting.)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the proposals listed above, and as the Proxy deems advisable on such other business as may properly come before the meeting. This proxy may be revoked at any time prior to the time it is voted.

When signing the proxy, please date it and take care to have the signature conform to the shareholder’s name as it appears on this proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

Mark here if you plan to attend the meeting	☐

Mark here for address change and note change	☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.

y

x

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

¿	FOLD AND DETACH HERE	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., September 15, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., September 15, 2009: 1-866-209-1657	Vote by Internet anytime prior to 3:00 a.m., September 15, 2009 go to https://www.proxyvotenow.com/defco2/controlI.jsp?app=plm

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS:	http://www.cfpproxy.com/

YOUR VOTE IS IMPORTANT!